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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): March 15, 2000

                               HEALTHCENTRAL.COM
                               -----------------

            (Exact name of registrant as specified in its charter)
            ------------------------------------------------------

       Delaware                     000-27567                  94-3250851
----------------------        -------------------        ----------------------
State of Incorporation        Commission File No.        IRS Employer ID Number

                               HealthCentral.com
                       6001 Shellmound Street, Suite 800
                             Emeryville, CA  94608
            -------------------------------------------------------
    Address, including zip code, of registrant's principal executive office

                                (510) 250-2500
              --------------------------------------------------
              Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS

     On March 16, 2000, HealthCentral.com (the "Company") announced that it had entered into an Agreement and Plan of Reorganization and Merger, dated as of March 15, 2000 (the "Merger Agreement"), by and among Vitamins.com, Inc. ("Vitamins.com"), HCC Acquisition Corp. ("Merger Sub") and the Company. Under the terms of the Merger Agreement, Merger Sub will merge with and into Vitamins.com, and Vitamins.com will become a wholly owned subsidiary of the Company (the "Merger").

     Under the terms of the Merger Agreement, the Company will issue approximately $103,500,000 of common stock in exchange for all of the capital stock of Vitamins.com. The Merger is subject to various conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the shareholders of the Company.

     A copy of the press release announcing the Merger is attached hereto as
Exhibit 99.1, and incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

     (c)  Exhibits.

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
EXHIBIT                DESCRIPTION
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
99.1                   Press Release of HealthCentral.com dated March 16, 2000
                       announcing the execution of the definitive merger agreement.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  HealthCentral.com
                                  By:  /s/ C. Fred Toney
                                      -------------------------------------
                                  Name:  C. Fred Toney
                                  Title:  Executive Vice President and
                                          Chief Financial Officer